 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281562
FINAL PROSPECTUS SUPPLEMENT
(To Prospectus dated August 21, 2024)
AEON Biopharma, Inc.
40,000,000 Units, with each Unit consisting of:
One Share of Common Stock,
One Series A Warrant to Purchase One Share of Common Stock,
and One Series B Warrant to Purchase One Share of Common Stock
40,000,000 Shares of Common Stock Underlying the Series A Warrants
40,000,000 Shares of Common Stock Underlying the Series B Warrants
Aeon Biopharma, Inc. (the “Company” or “AEON”) is offering an aggregate of 40,000,000 common stock units (the “Units”), with each Unit consisting of: (i) one share of common stock; (ii) one Series A Warrant to purchase one share of common stock (the “Series A Warrants”); and (iii) one Series B Warrant to purchase one share of common stock (the “Series B Warrants,” together with the Series A Warrants, the “Warrants”). Each Series A Warrant is exercisable at an exercise price of $0.625 per share, subject to certain anti-dilution and share combination event protections, and each Series B Warrant is exercisable at an exercise price of $0.625 per share subject to certain share combination event protections. The Series A Warrants will be exercisable commencing upon our receipt of the Warrant Stockholder Approval (described below) and will expire five years from the date of the Warrant Stockholder Approval. The Series B Warrants will be exercisable commencing upon our receipt of the Warrant Stockholder Approval and will expire two and one-half years from the date of Warrant Stockholder Approval. See “Description of Securities.” We are offering each Unit at a public offering price of $0.50 per Unit.
The common stock, and the accompanying Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement related to this prospectus, we are also registering the shares of common stock issuable upon exercise of the Warrants included in the Units offered hereby.
Under the alternate cashless exercise option of the Series B Warrants, a holder of the Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) three. In addition, the Series A Warrants and Series B Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (“VWAP”) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants, among other adjustments. Additionally, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant, subject to certain exceptions.
Finally, on the 11th trading day after the Warrant Stockholder Approval Date (the “Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily volume weighted average price (“VWAP”) during the period commencing on the first trading day after the Warrant Stockholder Approval Date and ending following the close of trading on the 10th trading day thereafter (the “Reset Period”), and (b) the floor price set forth in the Warrants, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged.

Any reduction to the exercise prices of the Series A Warrants and the Series B Warrants and resulting increase in the shares of common stock underlying the Warrants will be subject to a floor price. Prior to the Warrant Stockholder Approval Date, the floor price shall be $0.281 and after the Warrant Stockholder Approval Date, the floor price shall be $0.112.
The Warrants will be exercisable only upon the Company filing a Current Report on Form 8-K with the SEC giving public notice of receipt of such stockholder approval as may be required by the applicable rules and regulations of the NYSE American to permit the exercise of the Warrants (the “Warrant Stockholder Approval”). In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore the Warrants may have substantially less value.
AEON Biopharma, Inc.’s Class A common stock is listed on the NYSE American under the symbol “AEON.” On January 3, 2025, the closing price of our common stock was $0.569. There is no established trading market for the Units or Warrants and we do not intend to list the Units or Warrants or on any securities exchange or nationally recognized trading system.
We have engaged Aegis Capital Corp. to act as our exclusive underwriter on a firm commitment basis in connection with this offering. We have agreed to pay to the underwriter the underwriting fees as set forth in the table below. We will bear all costs associated with the offering. See “Underwriting” on page S-21 of this prospectus for more information regarding these arrangements.
	Per Unit	Total
Public offering price	$0.50	$20,00,000
Underwriter discounts and commissions on first 30,000,000 Units(1)	$0.035	$1,050,000
Underwriter discounts and commissions on last 10,000,000 Units(1)	$0.045	$450,000
Proceeds, before expenses, to us(2)	$0.46	$18,400,000

(1)
Represents the underwriter discount of 7.0% on amounts raised up to $15.0 million and 9.0% on amounts raised in excess of $15.0 million. Does not include reimbursement by us of the underwriter’s legal fees and disbursements of its counsel of $75,000.

(2)
The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants.

We intend to use the proceeds from this offering for working capital and other general corporate purposes, including repayment of outstanding senior notes. See “Use of Proceeds.”
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock, par value $0.0001 per share (“common stock”), is listed on the NYSE American LLC (the “NYSE American”) under the symbol “AEON.” On January 3, 2025, the last reported sale price of our common stock on the NYSE American was $0.569 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 6, 2025.

S-i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200.0 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are obtained by us or based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “AEON,” “we,” “our,” “us” and the “Company” in this prospectus, we mean AEON Biopharma, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. When we refer to “common stock,” we mean our Class A common stock.
This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning our business, products and financial results. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
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the ability to maintain the listing of our common stock on the NYSE American;

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our public securities’ potential liquidity and trading;

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our capital requirements and ability to raise financing in the future and continue as a going concern;

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our success in retaining or recruiting, or changes required in, officers, key employees or directors;

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factors relating to our business, operations and financial performance;

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the initiation, cost, timing, progress and results of research and development activities, preclinical studies or clinical trials with respect to our current and potential future product candidates;

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our ability to identify, develop and commercialize our main product candidate, botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection (“ABP-450”);

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our ability to obtain a Biologics License Application for therapeutic uses of ABP-450;

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our ability to advance our current and potential future product candidates into, and successfully complete, preclinical studies and clinical trials;

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our ability to obtain and maintain regulatory approval of our current and potential future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

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our ability to obtain funding for our operations;

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our ability to obtain and maintain intellectual property protection for our technologies and any of our product candidates;

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our ability to successfully commercialize our current and any potential future product candidates;

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the rate and degree of market acceptance of our current and any potential future product candidates;

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regulatory developments in the United States and international jurisdictions;

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potential liability, lawsuits and penalties related to our technologies, product candidates and current and future relationships with third parties;

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our ability to attract and retain key scientific and management personnel;

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our ability to effectively manage the growth of our operations;

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our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements, particularly our license and supply agreement with Daewoong Pharmaceutical Co., LTD. (the “Daewoong Agreement”);

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our ability to compete effectively with existing competitors and new market entrants;

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potential effects of extensive government regulation;

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our ability to implement and maintain effective internal controls;

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the impact of supply chain disruptions;

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the impact of macroeconomic developments beyond our control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events, on our business; and

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the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and those discussed in other documents we file from time to time with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is http://www.aeonbiopharma.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024 (as amended by our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on May 14, 2024, and our Amendment No. 2 to our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on August 12, 2024);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, and September 30, 2024, filed with the SEC on May 14, 2024, August 12, 2024 and November 13, 2024, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 16, 2024, March 19, 2024 (only with respect to Items 1.01, 1.02, 2.03 and 3.02), March 28, 2024, March 29, 2024, April 17, 2024, May 3, 2024 (only with respect to item 8.01), May 3, 2024, May 16, 2024, June 14, 2024, July 9, 2024, August 6, 2024, August 12, 2024, October 7, 2024, November 13, 2024, December 20, 2024;

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024 and May 14, 2024; and

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The description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on July 21, 2023, as updated by any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such reports and other documents filed with the

SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
AEON Biopharma, Inc.
5 Park Plaza, Suite 1750
Irvine, California 92614
(949) 354-6499
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
We are a clinical stage biopharmaceutical company focused on developing our botulinum toxin complex, prabotulinumtoxinA injection (“ABP-450”), for debilitating medical conditions. We plan to develop and seek regulatory approval of ABP-450 as a biosimilar product in the United States through submission of a Biologics License Application, or BLA, under Section 351(k) of the Public Health Service Act, or a Section 351(k) BLA, with the goal of addressing the estimated $3.0 billion global therapeutic botulinum toxin market, which is projected to grow to $4.4 billion in 2027, according to the Decision Resources Group Therapeutic Botulinum Toxin Market Analysis Global as of 2021. ABP-450 is the same botulinum toxin complex that is currently approved as a biosimilar in Mexico and India and, in the U.S. is approved to provide temporary improvement in the appearance of moderate to severe glabellar lines for certain adult patients and marketed by Evolus, Inc. under the name Jeuveau in the United States and Nuceiva in Canada and the European Union. We have exclusive development and distribution rights for certain therapeutic uses of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. We have built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization.
Corporate Information
We were initially incorporated in the State of Delaware on November 17, 2020 under the name Priveterra Acquisition Corp. Upon the closing of the business combination on July 21, 2023, we changed our name to AEON Biopharma, Inc. Our principal executive offices are located at 5 Park Plaza, Suite 1750, Irvine, California 92614 and our telephone number is (949) 354-6499.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. When determining whether to invest, you should also refer to the other information contained or incorporated in this prospectus and in the applicable prospectus supplement and any applicable free writing prospectus.
Additional Risk Factors Not Incorporated By Reference
If we fail to comply with the continued listing standards of the NYSE American, it may result in a delisting of our common stock from the exchange.
Our common stock is currently listed for trading on the NYSE American, and the continued listing of our common stock on the NYSE American is subject to our compliance with a number of listing standards. If our common stock were no longer listed on the NYSE American, investors might only be able to trade our shares on the OTC Markets Pink market. This would impair the liquidity of our common stock not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media coverage.
If we are delisted from the NYSE American, your ability to sell your shares of our common stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.
If our common stock is delisted from the NYSE American, it could come within the definition of a “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of 40,000,000 units in this offering will be approximately $18,350,000 million, after payment of underwriting discounts, commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for working capital requirements, general corporate purposes and the advancement of business objectives. This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes some of the terms of our third amended and restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”) and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
General
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The certificate of incorporation authorizes the issuance of 501,000,000 shares, consisting of 500,000,000 shares of Class A common stock, $0.0001 par value per share (“common stock”), and 1,000,000 shares of preferred stock, $0.0001 par value (“preferred stock”). As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our board of directors (the “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in accordance with applicable law. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions.
Liquidation, Dissolution and Winding Up
In the event of AEON’s voluntary or involuntary liquidation, dissolution or winding-up, the net assets of AEON will be distributed pro rata to the holders of our common stock, subject to the rights of the holders of preferred stock, if any.
Preemptive or Other Rights
There are no sinking fund provisions applicable to our common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. All of the outstanding shares of common stock will be validly issued, fully paid and non-assessable. Each holder of common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Preferred Stock
The certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix designations to determine and fix the number of shares of such series and such powers, including voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock, which could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of AEON or the removal of existing management. We have no preferred stock currently outstanding.
Exclusive Jurisdiction of Certain Actions
Our certificate of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or stockholders to us or our stockholders; (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended from time to time); or (iv) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Stockholders cannot waive compliance with the Securities Act, the Exchange Act or any other federal securities laws or the rules and regulations thereunder. Unless we consent in writing to the selection of an alternative forum, the United States federal district courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our certificate of incorporation provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to these exclusive forum provisions. These forum selection provisions may limit our stockholders’ ability to litigate disputes with us in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, these forum selection provisions may impose additional litigation costs for stockholders who determine to pursue any such lawsuits against us.
Nothing in our certificate of incorporation or bylaws precludes stockholders that bring suit to enforce any liability or duty under Exchange Act from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law. Although our certificate of incorporation contains the choice of forum provisions described above, it is possible that a court could find that these provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such forum selection provisions as written in connection with claims arising under the Securities Act.
Dissenters’ Rights of Appraisals and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Election of Directors and Vacancies
Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances and subject to the certificate of incorporation, the number of directors of our Board shall be fixed from time to time by resolution duly adopted by the Board. The Board is divided into three classes, designated Class I, II and III. Each class of directors will be elected by our stockholders upon the expiration of the applicable class’s three-year term.
Under our bylaws, except as otherwise provided by the certificate of incorporation, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to our Board. Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in connection therewith, newly created directorships, death, resignation or disqualification, and any vacancies on our Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. Subject to the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our voting stock then entitled to vote at an election of directors. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to such preferred stock.
Quorum
The holders of 33.34% the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the certificate of incorporation. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum will not be present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) the holders of a majority of the voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, will have power to recess the meeting, or to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such recessed or adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-Takeover Provisions
Certain provisions of our certificate of incorporation, bylaws, and laws of the State of Delaware, where we are incorporated, may delay, discourage or make more difficult a takeover attempt that a stockholder might consider in his, her or its best interest. These provisions may also adversely affect prevailing market prices for the common stock. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure AEON and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms. However, they also give our Board the power to discourage mergers that some stockholders may favor.
Among other things, the certificate of incorporation and bylaws (as amended from time to time):
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permit the Board to issue shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that the number of directors of our Board may be changed only by resolution of our Board;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least two-thirds of the voting power of all of AEON’s then-outstanding shares of voting stock entitled to vote at an election of directors;

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provide that all vacancies, subject to the rights of any series of preferred stock, including newly created directorships, may, except as otherwise required by law, be filled exclusively by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that, subject to the rights of any series of preferred stock, special meetings of our stockholders may be called only by or at the direction of our Board, the chairperson of our Board, the Chief Executive Officer, the President or the Secretary;

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provide that our Board will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the board of directors; and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions make it more difficult for the existing stockholders to replace our Board as well as for another party to obtain control of AEON by replacing our Board. Because our Board will have the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock will make it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of AEON.
These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Certain Anti-Takeover Provisions of Delaware Law
We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with: a stockholder who owns 15% or more of the pertinent corporation’s outstanding voting stock (otherwise known as an “interested stockholder”), or an affiliate or associate of the interested stockholder, for three years following the date that the stockholder became an interested stockholder.
Per DGCL Section 203, “business combination” includes, among other things, a merger or sale of more than 10% of a corporation’s assets. However, Section 203 would not apply if:
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the relevant board of directors approves either the business combination or the transaction that made the stockholder an “interested stockholder” prior to the date of the business combination or transaction, as applicable;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the business combination, such business combination is approved by our Board and authorized at an annual or special meeting of stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of AEON.

Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent authorized or permitted by applicable law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the AEON. Under our bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of ours or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of AEON, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Our bylaws also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person undertakes to repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Corporate Opportunities
Our certificate of incorporation does not expressly renounce the doctrine of corporate opportunity.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our stock at the time of the transaction to which the action relates.
Transfer Agent and Registrar
The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.
Listing of Common Stock
Our common stock is listed on the NYSE American under the symbol “AEON”.

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering on a “firm commitment” basis up to 40,000,000 units (the “Units”), with each Unit consisting of: (i) one share of common stock; (ii) one Series A Warrant to purchase one share of common stock (the “Series A Warrants”); and (iii) one Series B Warrant to purchase one share of common stock (the “Series B Warrants,” together with the Series A Warrants, the “Warrants”). Each Series A Warrant is exercisable at an exercise price of $0.625 per share (125% of the public offering price per Unit), subject to certain anti-dilution and share combination event protections, and each Series B Warrant is exercisable at an exercise price of $0.625 per share (125% of the public offering price per Unit) subject to certain share combination event protections. The Series A Warrants will be exercisable commencing upon our receipt of the Warrant Stockholder Approval (described below) and will expire five years after the date of the Warrant Stockholder Approval. The Series B Warrants will be exercisable commencing upon our receipt of the Warrant Stockholder Approval and will expire two and one-half years from the date of Warrant Stockholder Approval. We are offering each Unit at a public offering price of $0.50 per Unit.
Common Stock
The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in the accompanying base prospectus and are incorporated herein by reference.
The following description summarizes some of the terms of our third amended and restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”) and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
General
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The certificate of incorporation authorizes the issuance of 501,000,000 shares, consisting of 500,000,000 shares of Class A common stock, $0.0001 par value per share (“common stock”), and 1,000,000 shares of preferred stock, $0.0001 par value (“preferred stock”). As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our board of directors (the “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in accordance with applicable law. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions.
Liquidation, Dissolution and Winding Up
In the event of AEON’s voluntary or involuntary liquidation, dissolution or winding-up, the net assets of AEON will be distributed pro rata to the holders of our common stock, subject to the rights of the holders of preferred stock, if any.
Preemptive or Other Rights
There are no sinking fund provisions applicable to our common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. All of the outstanding shares of common stock will be validly issued, fully paid and non-assessable. Each holder of common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Warrants Offered in this Offering
The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the forms of Warrant, which are filed as exhibits to the registration statement of which this prospectus supplement is a part. Prospective investors should carefully review the terms and provisions set forth in the forms of Warrant.
Exercisability.   The Series A Warrants will be exercisable commencing upon the Warrant Stockholder Approval until five years after the date of Warrant Stockholder Approval, and the Series B Warrants will be exercisable commencing upon the Warrant Stockholder Approval until two and one-half years after the date of Warrant Stockholder Approval. Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of common stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).
Cashless Exercise and Alternative Cashless Exercise
If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrants, as applicable.
No fractional shares of common stock will be issued in connection with the exercise of a Warrant or Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.
Under the alternate cashless exercise option, the holder of the Series B Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 3.0.
Exercise Limitation.   A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.
The Series A Warrants will be exercisable upon Warrant Stockholder Approval, have an exercise price of $0.625 per share of common stock (equal to 125% of the public offering price per Unit, subject to certain anti-dilution and share combination event protections, as further set forth below) and have a term of 5 years from the date of Warrant Stockholder Approval.
The Series B Warrants will be exercisable commencing upon Warrant Stockholder Approval, will have an exercise price of $0.625 per share of common stock (equal to 125% of the public offering price per Unit, subject to certain share combination event protections, as further set forth below) per share of common stock and will have a term of two and one-half years from the date of Warrant Stockholder Approval.
Beginning on the 11th trading day after the Warrant Stockholder Approval Date (the “Reset Date”), the exercise price of the Warrants will reset to a price equal to the greater of (i) the Floor Price, as defined in the Warrants, in effect on the Reset Date, and (ii) the lowest volume weighted average price (“VWAP”) during the period commencing on the first trading day immediately following the Stockholder Approval Date and ending on the close of trading on the 10th trading day thereafter. In addition, following a reverse stock split, the exercise price of the Warrants will be adjusted to equal the lowest single-day VWAP during the period from the trading day immediately following, until the fifth trading day following the reverse stock split with a proportionate adjustment to the number of shares underlying the Warrants.
Adjustment for Subsequent Issuances.   Subject to certain exceptions, if the Company sells any common stock (or securities convertible into or exercisable into common stock) at a price per share (or conversion or exercise price, as applicable) less than the exercise price of the Series A Warrants then in effect, then the exercise price of the Series A Warrants will be reduced to such lower price (subject to a minimum exercise price of $0.281 prior to Warrant Stockholder Approval and a minimum exercise price of $0.112 after Warrant Stockholder Approval).
Share Combination Event Adjustment.   If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing on the trading day immediately following the applicable date of share combination event and ending on the fifth trading day immediately following such date is less than the exercise price of the Warrants then in effect, then the exercise price of the Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $0.281 prior to Warrant Stockholder Approval and a minimum exercise price of $0.112 after Warrant Stockholder Approval) and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.
Warrant Stockholder Approval.   Under NYSE American listing rules, the Warrants may not be exercised unless and until we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Warrants may not be exercised and will have substantially less value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.
Transferability.   Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing.   We do not intend to apply for the listing of the Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Warrants will be limited.
Rights as a Stockholder.   Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Warrant or Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Warrant.
Fundamental Transaction.   In the event of a fundamental transaction, as described in the Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.
Governing Law.   The Warrants are governed by New York law.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

UNDERWRITING
We entered into an underwriting agreement (“Underwriting Agreement”) with Aegis Capital Corp. (“Aegis” or the “underwriter”), as the sole underwriter relating to this offering. Subject to the terms and conditions of the Underwriting Agreement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of securities listed next to its name in the following table.
Delivery of the securities offered hereby is expected to occur on or about January 7, 2025, subject to satisfaction of certain customary closing conditions.
The Company will be responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) any fees for counsel to lead investors in the offering; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (g) the costs of all mailing and printing of the offering documents; (h) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Aegis; (i) the fees and expenses of the Company’s accountants; and (j) $75,000 for reasonable legal fees and disbursements for Aegis’s counsel.
	Per Unit	Total
Public offering price	$0.50	$20,000,000
Underwriter discounts and commissions on first 30,000,000 Units(1)	$0.035	$1,050,000
Underwriter discounts and commissions on last 10,000,000 Units(1)	$0.045	$450,000
Proceeds, before expenses, to us(2)	$0.46	$18,400,000

(1)
Represents the underwriter discount of 7.0% on amounts raised up to $15.0 million and 9.0% on amounts raised in excess of $15.0 million. Does not include reimbursement by us of the underwriter’s legal fees and disbursements of its counsel of $75,000.

(2)
The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants.

We have agreed to pay the underwriter’s legal expenses relating to the offering in the amount of $75,000. We estimate the total expenses payable by us for this offering, excluding the underwriter fees and expenses, will be approximately $1,650,000.
Over-Allotment Option
We have granted to the underwriter an option to purchase up to 6,000,000 additional shares of Common Stock (15.0% of the shares of Common Stock sold in the offering), and/or up to an additional 6,000,000 Series A Warrants to purchase an aggregate of an additional 6,000,000 Common Shares, representing 15.0% of the Series A Warrants sold in the offering from the Company; and 6,000,000 Series B Warrants to purchase an aggregate of an additional 6,000,000 Common Shares, representing 15.0% of the Series B Warrants sold in the offering from the Company) at the public offering price less underwriting discounts and commissions. The underwriter may exercise this option in whole or in part at any time within forty-five (45) days after the date of the offering. The underwriter may exercise the over-allotment option with respect to Common Stock only, Common Warrants only, or any combination thereof. The purchase price to be paid per additional share of Common Stock will be equal to the public offering price of each share of Common Stock and accompanying Common Warrants (less $0.0001 allocated to each full

Common Warrant), as applicable, less the underwriting discount, and the purchase price to be paid per over-allotment Common Warrant will be $0.0001. We will be obligated, pursuant to the option, to sell these additional shares of Common Stock or Common Warrants to the underwriter to the extent the option is exercised.
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriter may be required to make for these liabilities.
Electronic Offer, Sale, and Distribution of Securities
This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other websites maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other than the prospectus in electronic or printed format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter and should not be relied upon by investors.
Right of First Refusal
Pursuant to Underwriting Agreement, if, for the period ending twelve (12) months after the commencement of sales in the offering, the Company or any of its subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as the lead book-running underwriter or lead placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement (each, a “Subsequent Transaction Agreement”) will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fees be less than those outlined in the Underwriting Agreement, and the provisions of the Underwriting Agreement, including indemnification, that are appropriate to such a transaction. Notwithstanding the foregoing, the decision to accept the Company’s engagement under the Underwriting Agreement shall be made by Aegis or one of its affiliates, by a written notice to the Company, within ten (10) days of the receipt of the Company’s notification of its financing needs, including a detailed term sheet. Aegis’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Aegis waives its right of first refusal, any deviation from such terms (including without limitation after the launch of a subsequent transaction) shall void the waiver and require the Company to seek a new waiver from the right of first refusal on the terms set forth in the Underwriting Agreement. In the event the role of book-runner, manager, placement agent, book-running manager, underwriter or other agent (as applicable) is filled by one or more global systemically important banks (G-SIBs), domestic systemically important banks (D-SIBs) or either of Leerink Capital Partners or Cantor Fitzgerald (provided that Aegis has the right to at least 50% of the deal for Leerink Capital Partners and Cantor Fitzgerald), including any affiliates of such banks, Aegis shall be entitled to participate as an underwriter or placement agent in such transaction, but not to serve as lead book-running underwriter or lead placement agent.
Lock-Up Agreements
The Company’s directors, executive officers, employees and shareholders holding at least ten percent (10%) of the outstanding common stock will enter into customary “lock-up” agreements in favor of the

Underwriter for a period of ninety (90) days after the Release Date (as defined in the Underwriting Agreement) (the “Lock-Up Period”); provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such common stock shall be saleable in the public market until the expiration of the Lock-Up Period.
Securities Issuance Standstill
We have agreed, subject to certain exceptions, for a period of ninety (90) days after the Release Date (as defined in the Underwriting Agreement), that we will not, without the prior written consent of the underwriter, offer, sell, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock, shares or share equivalents.
Listing
AEON Biopharma, Inc.’s Class A common stock is listed on the NYSE American under the symbol “AEON.”

LEGAL MATTERS
Sichenzia Ross Ference Carmel LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of AEON Biopharma, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AEON Biopharma, Inc. as of December 31, 2023 (Successor) and for the periods from January 1, 2023 through July 21, 2023 (Predecessor), and July 22, 2023 through December 31, 2023 (Successor), have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains explanatory paragraphs that state that: (i) the 2023 consolidated financial statements have been restated to correct a misstatement; and (ii) the Company’s recurring losses from operations and net capital deficiency and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The consolidated financial statements of AEON Biopharma, Inc (“Old AEON”) at December 31, 2022 and for the year ended December 31, 2022, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and are incorporated by reference in this prospectus and registration statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
AEON BIOPHARMA, INC.
$50,000,000
Class A Common Stock
We have entered into a sales agreement, or the Sales Agreement, with Leerink Partners LLP, or Leerink Partners, relating to shares of our Class A common stock, par value $0.0001 per share (“common stock”), offered by this prospectus. In accordance with the terms of such Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Leerink Partners acting as our sales agent.
Our common stock is listed on the NYSE American LLC (the “NYSE American”) under the symbol “AEON.” On August 13, 2024, the last reported sale price of our common stock on the NYSE American was $0.99 per share.
Sales of our common stock, if any, under this prospectus will be made in sales deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Leerink Partners is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Leerink Partners for sales of common stock sold pursuant to the Sales Agreement will be 3.0% of the aggregate gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Leerink Partners
The date of this prospectus is August 21, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.
This prospectus describes the specific details of this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
We have not, and Leerink Partners has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement, and any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Leerink Partners take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Leerink Partners is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, the documents incorporated by reference into this prospectus, and in any applicable free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any applicable free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “AEON,” “we,” “our,” “us” and the “Company” in this prospectus, we mean AEON Biopharma, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company.
This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read the entire prospectus, any applicable prospectus supplement, and any applicable free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference herein and therein, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.
Company Overview
We are a clinical stage biopharmaceutical company focused on developing our botulinum toxin complex, prabotulinumtoxinA injection (“ABP-450”), for debilitating medical conditions. We plan to develop and seek regulatory approval of ABP-450 as a biosimilar product in the United States through submission of a Biologics License Application, or BLA, under Section 351(k) of the Public Health Service Act, or a Section 351(k) BLA, with the goal of addressing the estimated $3.0 billion global therapeutic botulinum toxin market, which is projected to grow to $4.4 billion in 2027, according to the Decision Resources Group Therapeutic Botulinum Toxin Market Analysis Global as of 2021. ABP-450 is the same botulinum toxin complex that is currently approved as a biosimilar in Mexico and India and, in the U.S. is approved to provide temporary improvement in the appearance of moderate to severe glabellar lines for certain adult patients and marketed by Evolus, Inc. under the name Jeuveau in the United States and Nuceiva in Canada and the European Union. We have exclusive development and distribution rights for certain therapeutic uses of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. We have built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization.
Corporate Information
We were initially incorporated in the State of Delaware on November 17, 2020 under the name Priveterra Acquisition Corp. Upon the closing of the business combination on July 21, 2023, we changed our name to AEON Biopharma, Inc. Our principal executive offices are located at 5 Park Plaza, Suite 1750, Irvine, California 92614 and our telephone number is (949) 354-6499.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Shares of common stock to be outstanding immediately after this offering
Up to 89,627,288 shares, assuming sales of 50,505,050 shares of common stock are made in this offering at an offering price of $0.99 per share, which was the last reported sale price of shares of our common stock on the NYSE American on August 13, 2024. The actual number of shares that may be issued will vary depending on the sales price under this offering.
Plan of Distribution
“At-the-market” offering that may be made from time to time through or to our sales agent, Leerink Partners, as agent. See “Plan of Distribution” on page 18.
Use of Proceeds
We intend to use the net proceeds from this offering, if any, for general corporate purposes, and to fund the continued development of our multiple product candidate programs and commercial launch planning. See “Use of Proceeds” on page 9.
Risk Factors
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
NYSE American symbol
“AEON”
The number of shares of common stock to be outstanding after this offering as shown above is based on 39,122,238 shares of our common stock outstanding as of June 30, 2024, and excludes:
•
400,000 shares of common stock issued to a service provider on July 5, 2024;

•
4,545,332 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, with a weighted-average exercise price of $10.15 per share;

•
1,108,117 shares of common stock issuable upon the vesting and settlement of restricted stock units, or RSUs, outstanding as of June 30, 2024;

•
4,703,788 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2023 Incentive Award Plan, or 2023 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the 2023 Plan;

•
908,341 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2023 Employee Stock Purchase Plan, or ESPP, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;

•
3,988,952 shares of common stock issuable upon the exercise of private placement warrants to purchase shares of our common stock issued concurrently with the initial public offering of Priveterra Acquisition Corp. in February 2021;

•
28,737,150 shares of common stock issuable upon conversion of certain senior secured convertible notes (the “Convertible Notes) at a price of $1.00 per share (assuming the maximum accrued interest prior to the maturity date of the Convertible Notes); and

•
16,000,000 shares of common stock (the “Contingent Consideration Shares”) issuable subject to achievement of certain milestone provisions set forth in our Business Combination Agreement, dated as of December 12, 2022 (as amended, the “Business Combination Agreement”).

Except as otherwise indicated, all information in this prospectus assumes:
•
no exercise of outstanding options or settlement of outstanding RSUs;

•
no conversion of the Convertible Notes; and

•
no settlement of the Contingent Consideration Shares referred to above.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent reports on Form 10-Q and current reports on Form 8-K that are incorporated by reference into this prospectus, together with other information in this prospectus and the information and documents incorporated by reference in this prospectus, and any applicable free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
If you purchase shares of our common stock in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 50,505,050 shares of our common stock are sold at a price of $0.99 per share, the last reported sale price of our common stock on the NYSE American on August 13, 2024, for aggregate gross proceeds of approximately $50.0 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.77 per share. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. The exercise or settlement of outstanding warrants, stock options and RSUs would result in further dilution of your investment. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
We will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Our failure to apply the proceeds from this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use these net proceeds. Any of the foregoing could adversely affect the market price of our common stock.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of shares that are sold by or to Leerink Partners under the Sales Agreement will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with Leerink Partners. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning our business, products and financial results. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:
•
the ability to maintain the listing of our common stock on the NYSE American;

•
our public securities’ potential liquidity and trading;

•
our capital requirements and ability to raise financing in the future and continue as a going concern;

•
our success in retaining or recruiting, or changes required in, officers, key employees or directors;

•
factors relating to our business, operations and financial performance;

•
the initiation, cost, timing, progress and results of research and development activities, preclinical studies or clinical trials with respect to our current and potential future product candidates;

•
our ability to identify, develop and commercialize our main product candidate, botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection (“ABP-450”);

•
our ability to obtain a Biologics License Application for therapeutic uses of ABP-450;

•
our ability to advance our current and potential future product candidates into, and successfully complete, preclinical studies and clinical trials;

•
our ability to obtain and maintain regulatory approval of our current and potential future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•
our ability to obtain funding for our operations;

•
our ability to obtain and maintain intellectual property protection for our technologies and any of our product candidates;

•
our ability to successfully commercialize our current and any potential future product candidates;

•
the rate and degree of market acceptance of our current and any potential future product candidates;

•
regulatory developments in the United States and international jurisdictions;

•
potential liability, lawsuits and penalties related to our technologies, product candidates and current and future relationships with third parties;

•
our ability to attract and retain key scientific and management personnel;

•
our ability to effectively manage the growth of our operations;

•
our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements, particularly our license and supply agreement with Daewoong Pharmaceutical Co., LTD. (the “Daewoong Agreement”);

•
our ability to compete effectively with existing competitors and new market entrants;

•
potential effects of extensive government regulation;

•
our ability to implement and maintain effective internal controls;

•
the impact of supply chain disruptions;

•
the impact of macroeconomic developments beyond our control, such as health epidemics or pandemics, macro-economic uncertainties, social unrest, hostilities, natural disasters or other catastrophic events, on our business; and

•
the risks discussed in Part I, Item 1A, Risk Factors, included in our most recent Annual Report on Form 10-K and in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and those discussed in other documents we file from time to time with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $50.0 million from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Leerink Partners as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, and to fund the continued development, approval and commercialization of our multiple programs. The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts with respect to our product candidates, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in short term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, corporate bonds and guaranteed obligations of the U.S. government.

DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION
Our net tangible book deficit as of June 30, 2024 was $(27.9) million, or $(0.71) per share. Net tangible book deficit per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2024. Dilution with respect to net tangible book deficit per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 50,505,050 shares of our common stock in this offering at an assumed offering price of $0.99 per share, the last reported sale price of our common stock on the NYSE American on August 13, 2024, and after deducting offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been $20.0 million, or $0.22 per share. This represents an immediate increase of $0.94 per share in net tangible book value for existing stockholders and immediate dilution of $0.77 per share to investors purchasing our common stock in this offering.
The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.
Assumed public offering price per share		$0.99
Net tangible book value per share as of June 30, 2024	$(0.71)
Increase in net tangible book value attributable to the pro forma transaction described above	0.94
As adjusted net tangible book value per share after giving effect to this offering		0.22
Dilution per share to new investors participating in this offering		$0.77
The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.99 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $0.28 per share and would increase the dilution to new investors by $1.21 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $0.99 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $0.14 per share and would decrease the dilution to new investors by $0.35 per share, after deducting commissions and estimated aggregate offering expenses payable by us.
To the extent that any outstanding warrants, options or RSUs are exercised or settled, new options are issued, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.
The above discussion and table are based on 39,122,238 shares of our common stock outstanding as of June 30, 2024, and excludes:
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400,000 shares of common stock issued to a service provider on July 5, 2024;

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4,545,332 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2024, with a weighted-average exercise price of $10.15 per share;

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1,108,117 shares of common stock issuable upon the vesting and settlement of restricted stock units, or RSUs, outstanding as of June 30, 2024;

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4,703,788 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2023 Incentive Award Plan, or 2023 Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the 2023 Plan;

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908,341 shares of common stock that were reserved for future issuance as of June 30, 2024 under our 2023 Employee Stock Purchase Plan, or ESPP, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the ESPP;

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3,988,952 shares of common stock issuable upon the exercise of private placement warrants to purchase shares of our common stock issued concurrently with the initial public offering of Priveterra Acquisition Corp. in February 2021;

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28,737,150 shares of common stock issuable upon conversion of certain senior secured convertible notes (the “Convertible Notes) at a price of $1.00 per share (assuming the maximum accrued interest prior to the maturity date of the Convertible Notes); and

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16,000,000 shares of common stock (the “Contingent Consideration Shares”) issuable subject to achievement of certain milestone provisions set forth in our Business Combination Agreement, dated as of December 12, 2022 (as amended, the “Business Combination Agreement”).

DESCRIPTION OF CAPITAL STOCK
The following description summarizes some of the terms of our third amended and restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”) and the DGCL. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.
General
Our purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL. The certificate of incorporation authorizes the issuance of 501,000,000 shares, consisting of 500,000,000 shares of Class A common stock, $0.0001 par value per share (“common stock”), and 1,000,000 shares of preferred stock, $0.0001 par value (“preferred stock”). As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our board of directors (the “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in accordance with applicable law. Any payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions.
Liquidation, Dissolution and Winding Up
In the event of AEON’s voluntary or involuntary liquidation, dissolution or winding-up, the net assets of AEON will be distributed pro rata to the holders of our common stock, subject to the rights of the holders of preferred stock, if any.
Preemptive or Other Rights
There are no sinking fund provisions applicable to our common stock. Holders of shares of our common stock do not have subscription, redemption or conversion rights. All of the outstanding shares of common stock will be validly issued, fully paid and non-assessable. Each holder of common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Preferred Stock
The certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix designations to determine and fix the number of shares of such series and such powers, including voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock, which could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of AEON or the removal of existing management. We have no preferred stock currently outstanding.
Exclusive Jurisdiction of Certain Actions
Our certificate of incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or stockholders to us or our stockholders; (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended from time to time); or (iv) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine. This exclusive forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Stockholders cannot waive compliance with the Securities Act, the Exchange Act or any other federal securities laws or the rules and regulations thereunder. Unless we consent in writing to the selection of an alternative forum, the United States federal district courts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our certificate of incorporation provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to these exclusive forum provisions. These forum selection provisions may limit our stockholders’ ability to litigate disputes with us in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, these forum selection provisions may impose additional litigation costs for stockholders who determine to pursue any such lawsuits against us.
Nothing in our certificate of incorporation or bylaws precludes stockholders that bring suit to enforce any liability or duty under Exchange Act from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law. Although our certificate of incorporation contains the choice of forum provisions described above, it is possible that a court could find that these provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such forum selection provisions as written in connection with claims arising under the Securities Act.
Dissenters’ Rights of Appraisals and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Election of Directors and Vacancies
Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances and subject to the certificate of incorporation, the number of directors of our Board shall be fixed from time to time by resolution duly adopted by the Board. The Board is divided into three classes, designated Class I, II and III. Each class of directors will be elected by our stockholders upon the expiration of the applicable class’s three-year term.
Under our bylaws, except as otherwise provided by the certificate of incorporation, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to our Board. Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in connection therewith, newly created directorships, death, resignation or disqualification, and any vacancies on our Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. Subject to the rights, if any, of any series of preferred stock, any director may be removed from office only with cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our voting stock then entitled to vote at an election of directors. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred.
Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to such preferred stock.
Quorum
The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the certificate of incorporation. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum will not be present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) the holders of a majority of the voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, will have power to recess the meeting, or to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such recessed or adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anti-Takeover Provisions
Certain provisions of our certificate of incorporation, bylaws, and laws of the State of Delaware, where we are incorporated, may delay, discourage or make more difficult a takeover attempt that a stockholder might consider in his, her or its best interest. These provisions may also adversely affect prevailing market prices for the common stock. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure AEON and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms. However, they also give our Board the power to discourage mergers that some stockholders may favor.
Among other things, the certificate of incorporation and bylaws (as amended from time to time):
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permit the Board to issue shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that the number of directors of our Board may be changed only by resolution of our Board;

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provide that, subject to the rights of any series of preferred stock to elect directors, directors may be removed only with cause by the holders of at least two-thirds of the voting power of all of AEON’s then-outstanding shares of voting stock entitled to vote at an election of directors;

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provide that all vacancies, subject to the rights of any series of preferred stock, including newly created directorships, may, except as otherwise required by law, be filled exclusively by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that, subject to the rights of any series of preferred stock, special meetings of our stockholders may be called only by or at the direction of our Board, the chairperson of our Board, the Chief Executive Officer, the President or the Secretary;

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provide that our Board will be divided into three classes of directors, with the directors serving three-year terms, therefore making it more difficult for stockholders to change the composition of the board of directors; and

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not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The combination of these provisions make it more difficult for the existing stockholders to replace our Board as well as for another party to obtain control of AEON by replacing our Board. Because our Board will have the power to retain and discharge its officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock will make it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of AEON.
These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Certain Anti-Takeover Provisions of Delaware Law
We are subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with: a stockholder who owns 15% or more of the pertinent corporation’s outstanding voting stock (otherwise known as an “interested stockholder”), or an affiliate or associate of the interested stockholder, for three years following the date that the stockholder became an interested stockholder.
Per DGCL Section 203, “business combination” includes, among other things, a merger or sale of more than 10% of a corporation’s assets. However, Section 203 would not apply if:
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the relevant board of directors approves either the business combination or the transaction that made the stockholder an “interested stockholder” prior to the date of the business combination or transaction, as applicable;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the business combination, such business combination is approved by our Board and authorized at an annual or special meeting of stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

These provisions may have the effect of delaying, deferring, or preventing changes in control of AEON.

Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent authorized or permitted by applicable law. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the AEON. Under our bylaws, we are required to indemnify each of our directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of ours or was serving at our request as a director, officer, employee or agent for another entity. We must indemnify our officers and directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of AEON, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Our bylaws also require us to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided that such person undertakes to repay any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Corporate Opportunities
Our certificate of incorporation does not expressly renounce the doctrine of corporate opportunity.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our stock at the time of the transaction to which the action relates.
Transfer Agent and Registrar
The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.
Listing of Common Stock
Our common stock is listed on the NYSE American under the symbol “AEON”.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with Leerink Partners, under which we may issue and sell from time to time up to $50,000,000 of our common stock through or to Leerink Partners as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Leerink Partners will offer our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Leerink Partners. We will designate the maximum amount of common stock to be sold through Leerink Partners on a daily basis or otherwise determine such maximum amount together with Leerink Partners. Subject to the terms and conditions of the Sales Agreement, Leerink Partners will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Leerink Partners not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Leerink Partners or we may suspend the offering of our common stock being made through Leerink Partners under the Sales Agreement upon proper notice to the other party. Leerink Partners and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Leerink Partners as sales agent will be 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Leerink Partners up to $75,000 of Leerink Partners’ actual outside legal expenses incurred by Leerink Partners in connection with executing the Sales Agreement, plus certain ongoing outside legal expenses up to $25,000 in connection with quarterly diligence bringdowns thereafter, and for certain other expenses, including Leerink Partners’ FINRA counsel fees in an amount up to $15,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Leerink Partners under the Sales Agreement, will be approximately $600,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Leerink Partners will provide written confirmation to us following the close of trading on the NYSE American on each day in which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Leerink Partners under the Sales Agreement, the net proceeds to us and the compensation paid by us to Leerink Partners in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Leerink Partners against certain liabilities, including liabilities under the Securities Act. As sales agent, Leerink Partners will not engage in any transactions that stabilize our common stock.
Our common stock is listed on the NYSE American and trades under the symbol “AEON.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.
Leerink Partners and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
The validity of the common stock offered by this prospectus will be passed upon by Latham & Watkins LLP, Costa Mesa, California. Leerink Partners LLC is being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
EXPERTS
The consolidated financial statements of AEON Biopharma, Inc. as of December 31, 2023 (Successor) and for the periods from January 1, 2023 through July 21, 2023 (Predecessor), and July 22, 2023 through December 31, 2023 (Successor), have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains explanatory paragraphs that state that: (i) the 2023 consolidated financial statements have been restated to correct a misstatement; and (ii) the Company’s recurring losses from operations and net capital deficiency and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
The consolidated financial statements of AEON Biopharma, Inc (“Old AEON”) at December 31, 2022 and for the year ended December 31, 2022, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), and are incorporated by reference in this prospectus and registration statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus form a part. For further information about us and the securities we are offering under this prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain a website at www.aeonbiopharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024 (as amended by our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on May 14, 2024 and our Amendment No. 2 to our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on August 12, 2024);

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 12, 2024, respectively;

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Our Current Reports on Form 8-K filed with the SEC on February 16, 2024, March 19, 2024 (only with respect to Items 1.01, 1.02, 2.03 and 3.02), March 28, 2024, March 29, 2024, April 17, 2024, May 3, 2024 (only with respect to item 8.01), May 3, 2024, May 16, 2024, June 14, 2024 and July 9, 2024;

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024; and

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The description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on July 21, 2023, as updated by any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
AEON Biopharma, Inc.
5 Park Plaza, Suite 1750
Irvine, California 92614
(949) 354-6499
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

AEON Biopharma, Inc.
40,000,000 Units, with each Unit consisting
of: One Share of Common Stock,
One Series A Warrant to Purchase One Share of Common Stock,
and One Series B Warrant to Purchase One Share of Common Stock
40,000,000 Shares of Common Stock Underlying the Series A
Warrants 40,000,000 Shares of Common Stock Underlying the Series B
Warrants
PROSPECTUS SUPPLEMENT
AEGIS CAPITAL CORP.
The date of this prospectus supplement is January 6, 2025